News Release

Media Inquiries	Investor Inquiries

Bill Price 908-582-4820 (office) 800-759-8888, Pin # 2584777 (pager) williamprice@lucent.com	MaryAnn Niebojeski 908-582-7793 (office) 888-264-8403 (pager) mn36@lucent.com

Frank Briamonte 908-582-3193 (office) 800-607-9849 (pager) fbriamonte@lucent.com	Dina Fede 908-582-0366 (office) 888-417-3212 (pager) fede@lucent.com

LUCENT TECHNOLOGIES REPORTS RESULTS FOR THIRD QUARTER OF FISCAL 2003

➢	Posts revenues of $1.96 billion for the quarter, a decline of 18 percent from the second fiscal quarter

➢	Records loss per share of 7 cents, continuing sequential improvement on the bottom line

➢	Reports $4.9 billion balance in cash and short-term investments

FOR RELEASE: WEDNESDAY, July 23, 2003

     MURRAY HILL, N.J. – Lucent Technologies (NYSE: LU) today reported results for the third quarter of fiscal 2003, which ended June 30, 2003, in accordance with U.S. generally accepted accounting principles (GAAP). The company recorded revenues of $1.96 billion in the quarter, which represented an 18 percent sequential decline from the $2.4 billion in revenues achieved in the second quarter of fiscal 2003. The company recorded $2.95 billion in revenues in the year-ago quarter.

     The company’s net loss for the quarter was $254 million or 7 cents per share1. These results compare with a loss of $351 million or 14 cents per share in the second quarter of fiscal 2003 and a net loss of $8.03 billion or $2.35 per share in the year-ago quarter.

     The third quarter’s loss per share included the negative impact of charges associated with an impairment of goodwill related to certain multiservice switching products and the revaluation of warrants that are expected to be issued as part of Lucent’s global settlement of shareowner litigation, which were offset by certain income tax benefits.

     By comparison, the loss per share for the second quarter of fiscal 2003 included the net unfavorable impact of 6 cents per share2, which was primarily due to charges for Lucent’s global settlement of shareowner litigation and the repurchase of convertible securities and debt obligations, certain income tax benefits and a reduction of business restructuring reserves. The loss per share for the year-ago quarter included the net unfavorable impact of $2.11 per share2 for several items, including deferred tax valuation allowances, business restructuring actions and asset impairments.

EXECUTIVE COMMENTARY ON FINANCIAL RESULTS AND OUTLOOK

     “Despite our decline in Mobility revenues this quarter, we were able to continue our progress on the bottom line,” said Lucent Technologies Chairman and CEO Patricia Russo. “We also saw some positive indicators in new revenue opportunity areas, highlighted by services contracts with Telecom New Zealand and the U.S. Army, as well as new business partnerships with other technology leaders like Juniper Networks. We will balance our investment in new revenue opportunities with the need to reduce our breakeven further, and we now expect our return to profitability to occur in fiscal 2004.”

     The company said it is continuing its practice of not providing quarterly revenue guidance.

     “This quarter, we continued to see progress on our balance sheet. We contained spending and used only a modest amount of cash, which left us with a balance of about $4.9 billion in cash and short-term investments,” said Lucent Technologies Chief Financial Officer Frank D’Amelio. “We continue to see progress in our cost reductions and this helped us post a gross margin of 29 percent despite the revenue decline.

     “We clearly have more work to do given the continuing market uncertainty, and we are developing plans to lower our breakeven so that we can return to profitability as soon as possible in fiscal 2004.”

BALANCE SHEET UPDATE

     As of June 30, 2003, Lucent had $4.9 billion in cash and short-term investments. This represents an increase of approximately $1.5 billion in the quarter. The increase primarily resulted from $1.6 billion raised through a public offering of convertible senior debt. The offering was part of the company’s overall effort to strengthen its balance sheet. It provides additional flexibility to repay or repurchase certain short- and medium-term debt obligations over time, or can be used for general corporate purposes. Cash used in operations was $58 million during the quarter, compared with $293 million in the second quarter.

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GROSS MARGIN AND OPERATING EXPENSES

     Gross margin for the quarter was 29 percent of revenues as compared with 32 percent for the second quarter of fiscal 2003, a sequential decrease of 3 percentage points. The decline was the result of lower sales volume and product mix, related to the Mobility business.

     Operating expenses for the third quarter of fiscal 2003 were $842 million as compared with $742 million for the second quarter of fiscal 2003. The sequential increase was primarily due to the net impact of changes in restructuring and bad debt reserves and a goodwill impairment charge in the third quarter. Excluding the impact of these items, sequential operating expenses decreased slightly.

REVIEW OF OPERATIONS – THREE MONTHS ENDED JUNE 30, 2003

     On a sequential basis, revenues in the United States decreased 17 percent to $1.2 billion, and international revenues decreased 20 percent to $763 million. Compared with the year-ago quarter, U.S. and international revenues decreased by 41 percent and 15 percent, respectively.

     The company continued to deploy products to help its customers evolve and expand existing networks and introduced new products that add next-generation capabilities where customers need them.

     The company also continued to focus on new opportunities to grow its services business this quarter and announced the following services contracts:

➢	A $100 million agreement with Telecom New Zealand to manage its 3G CDMA2000 1X mobile voice and data network. Lucent Worldwide Services will be responsible for network planning, design, deployment, support and management of the network.

➢	A $50 million contract with the U.S. Department of the Army for Lucent Worldwide Services to provide network integration and professional services for a major data infrastructure upgrade at Army installations in North America and Asia.

Integrated Network Solutions (INS)

     Revenues for the third quarter of fiscal 2003 were $1.06 billion, an increase of 2 percent sequentially and a decrease of 22 percent compared with the year-ago quarter.

     In the third quarter, Lucent had several significant optical, software and broadband announcements:

➢	BellSouth choosing the Lucent Metropolis® DMX Access Multiplexer to increase the network capacity of its optical networks covering nine U.S. states.

➢	Optical networking wins in China (Beijing Communication Corporation (BCC), Zhejiang Telecom and Shandong Unicom) and South Korea (Hanaro Telecom).

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➢	New product announcements in optical networking (Metropolis® DMXplore Access Multiplexer), broadband access (V-16 IP DSLAM), switching (iGEN™ Compact Switch) and software (VitalSuite® 9.1)

➢	A partnership with Juniper Networks to deliver unified data and optical networking solutions to our service provider customers worldwide.

➢	Brazil Telecom installing 100,000 new ADSL ports using Stinger® DSL Access Concentrators.

➢	China Unicom deploying Lucent network management software to help manage their long-haul switched network.

Mobility Solutions

     Revenues for the third quarter of fiscal 2003 were $826 million, a decrease of 36 percent sequentially and a decrease of 45 percent compared with the year-ago quarter.

     Despite a decline in Mobility revenue, Lucent continues to show progress in its 3G spread spectrum technology offers, including yesterday’s announcement of a contract with Sprint, valued at up to $1 billion, to upgrade its high-speed wireless network with additional 3G mobile equipment. In the third quarter, Lucent announced several wins and developments:

➢	A $45 million contract with European mobile operator O2 for PacketStar® (PSAX) Multiservice Media Gateways and services to support their 3G Universal Mobile Telecommunications System (UMTS) network rollout.

➢	Six Sprint PCS affiliates choosing the Lucent PacketStar® (PSAX) 4500 Multiservice Media Gateway to boost capacity and reduce operating costs in their mobile networks.

➢	A multimillion dollar contract with E-Plus, Germany’s third largest wireless carrier, for PSAX products and services to support its 3G UMTS network.

➢	Successful testing of Lucent CDMA2000™ equipment at 2.1 GHz spectrum in China – demonstrating its ability to support 3G mobile services using a spectrum that has been allocated for 3G services in China and other markets worldwide.

➢	Introducing the latest software release for Lucent’s end-to-end high-speed data solution for 3G UMTS networks, which enables mobile operators to provide data services at speeds of up to 384 kilobits per second (kbps), and delivers exceptional levels of reliability and system performance.

     The quarterly earnings conference call will take place today at 8:30 a.m. EDT and be broadcast live over the Internet at http://www.lucent.com/investor/conference/webcast. It will be maintained on the site for replay through July 30, 2003.

     Lucent Technologies, headquartered in Murray Hill, N.J., USA, designs and delivers networks for the world’s largest communications service providers. Backed by Bell Labs research and development, Lucent relies on its strengths in mobility, optical, data and voice networking technologies as well as software and services to develop next-generation networks. The company’s systems, services and software are designed to help customers quickly deploy and better manage their networks and create new revenue-generating services that help businesses

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and consumers. For more information on Lucent Technologies, visit its Web site at

http://www.lucent.com.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industries in which we operate, our beliefs and our management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties include: the failure of the telecommunications market to improve or improve at the pace we anticipate; continued net losses may reduce or impair our legally available surplus; our ability to realize the benefits we expect from our strategic direction and restructuring program; our ability to secure additional sources of funds on reasonable terms; our credit ratings; our ability to compete effectively; our reliance on a limited number of key customers; our exposure to the credit risk of our customers as a result of our vendor financing arrangements and accounts receivable; our reliance on third parties to manufacture most of our products; the cost and other risks inherent in our long-term sales agreements; our product portfolio and ability to keep pace with technological advances in our industry; the complexity of our products; our ability to retain and recruit key personnel; existing and future litigation; our ability to protect our intellectual property rights and the expenses we may incur in defending such rights; changes in environmental health and safety law; changes to existing regulations or technical standards; the social, political and economic risks of our foreign operations; and the costs and risks associated with our pension and postretirement benefit obligations. For a further list and description of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

1The loss per share information reported in this release represents basic and diluted loss per share. Additionally, the loss per share includes the impact of preferred dividends and accretion, as well as conversion expense associated with the repurchase of 8% redeemable convertible preferred stock.

2Further details on the significant items impacting results are available in Exhibit E in the accompanying financial reporting package.

# # #

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LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
Index to Exhibits to Press Release dated July 23, 2003

Exhibit A	Consolidated statements of operations for the three months ended June 30, 2003, March 31, 2003 and June 30, 2003

Exhibit B	Consolidated statements of operations for the nine months ended June 30, 2003 and June 30, 2002

Exhibit C	Consolidated balance sheets as of June 30, 2003, March 31, 2003 and September 30, 2002

Exhibit D	Consolidated statements of cash flows for the three months ended June 30, 2003, March 31, 2003 and December 31, 2002 and the nine months ended June 30, 2003 and June 30, 2002

Exhibit E	Summary financial data

Exhibit A

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; amounts in millions, except per share amounts)

	Three months ended

	June 30, 2003	March 31, 2003	June 30, 2002

REVENUES
Products	$1,526	$1,978	$2,304
Services	439	425	645

Total revenues	1,965	2,403	2,949

COSTS
Products (a)	1,041	1,269	1,738
Services	351	372	560

Total costs	1,392	1,641	2,298

Gross margin	573	762	651
Gross margin %	29.2%	31.7%	22.1%
OPERATING EXPENSES
Selling, general and administrative, before amortization of goodwill and other acquired intangibles and provision for (recovery of) bad debts and customer financings	439	462	610
Amortization of goodwill and other acquired intangibles	5	5	75
Provision for (recovery of) bad debts and customer financings	(32)	24	186

Selling, general and administrative	412	491	871
Research and development	382	382	480
Goodwill Impairment	35	—	811
Business restructuring charges (reversals) and asset impairments, net	13	(131)	791

Total operating expenses	842	742	2,953
Operating income (loss)	(269)	20	(2,302)
Other income (expense), net	31	(489)	(261)
Interest expense	85	79	107

Loss from continuing operations before income taxes	(323)	(548)	(2,670)
Provision for (benefit from) income taxes	(69)	(197)	5,329

Loss from continuing operations	(254)	(351)	(7,999)
Loss from discontinued operations, net	—	—	(27)

Net loss	(254)	(351)	(8,026)
Conversion cost - 8.00% redeemable convertible preferred stock	(20)	(166)	—
Preferred dividends and accretion	(21)	(36)	(42)

Net loss applicable to common shareowners	$(295)	$(553)	$(8,068)

Basic and diluted loss per share from continuing operations applicable to common shareowners	$(0.07)	$(0.14)	$(2.34)
Basic and diluted loss per share from discontinued operations applicable to common shareowners	$—	$—	$(0.01)
Basic and diluted net loss per share applicable to common shareowners	$(0.07)	$(0.14)	$(2.35)

Weighted average number of common shares outstanding	4,120.6	3,945.2	3,428.5

(a)	For the periods presented, costs include a net business restructuring charge/(reversal) related to inventory write-downs of $1, $(11) and $43, respectively.

Exhibit B

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; amounts in millions, except per share amounts)

	Nine months ended June 30,

	2003	2002

REVENUES
Products	$5,099	$7,883
Services	1,344	2,161

Total revenues	6,443	10,044

COSTS
Products (a)	3,523	6,376
Services	1,131	1,780

Total costs	4,654	8,156

Gross margin	1,789	1,888
Gross margin %	27.8%	18.8%
OPERATING EXPENSES
Selling, general and administrative, before amortization of goodwill and other acquired intangibles and provision for (recovery of) bad debts and customer financings	1,383	1,944
Amortization of goodwill and other acquired intangibles	15	219
Provision for (recovery of) bad debts and customer financings	(99)	829

Selling, general and administrative	1,299	2,992
Research and development	1,153	1,625
Goodwill impairment	35	811
Business restructuring charges (reversals) and asset impairments, net	(137)	653

Total operating expenses	2,350	6,081
Operating loss	(561)	(4,193)
Other income (expense), net	(436)	242
Interest expense	258	284

Loss from continuing operations before income taxes	(1,255)	(4,235)
Provision for (benefit from) income taxes	(386)	4,782

Loss from continuing operations	(869)	(9,017)
Income from discontinued operations, net	—	73

Net loss	(869)	(8,944)
Conversion cost - 8.00% redeemable convertible preferred stock	(286)	—
Preferred dividends and accretion	(82)	(124)

Net loss applicable to common shareowners	$(1,237)	$(9,068)

Basic and diluted loss per share from continuing operations applicable to common shareowners	$(0.32)	$(2.67)
Basic and diluted income per share from discontinued operations applicable to common shareowners	$—	$0.02
Basic and diluted net loss per share applicable to common shareowners	$(0.32)	$(2.65)

Weighted average number of common shares outstanding	3,882.3	3,422.5

(a)	For the periods presented, costs include a net business restructuring charge/(reversal) related to inventory write-downs of $(5) and $53, respectively.

Exhibit C

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; $ and number of shares in millions except per share amounts)

	June 30,	March 31,	September 30,
	2003	2003	2002

Assets:
Cash and cash equivalents	$4,339	$2,205	$2,894
Short-term investments	589	1,234	1,526
Receivables, less allowances of $272, $313 and $325, respectively	1,620	1,542	1,647
Inventories	806	965	1,363
Contracts in process, net	70	221	10
Other current assets	1,181	1,574	1,715

Total current assets	8,605	7,741	9,155
Property, plant and equipment, net	1,705	1,800	1,977
Prepaid pension costs	4,483	4,328	4,355
Goodwill and other acquired intangibles, net	189	221	224
Other assets	1,954	1,633	2,080

Total assets	$16,936	$15,723	$17,791

Liabilities:
Accounts payable	$1,221	$1,179	$1,298
Payroll and benefit-related liabilities	776	731	1,094
Debt maturing within one year	616	271	120
Other current liabilities	2,866	3,341	3,814

Total current liabilities	5,479	5,522	6,326
Postretirement and postemployment benefit liabilities	4,935	4,976	5,230
Pension liability	2,357	2,483	2,752
Long-term debt	4,687	3,170	3,236
Company-obligated mandatorily redeemable preferred securities of subsidiary trust	1,152	1,152	1,750
Other liabilities	1,351	1,330	1,551

Total liabilities	19,961	18,633	20,845
Commitments and contingencies
8.00% redeemable convertible preferred stock (a)	933	960	1,680
Shareowners’ deficit:
Common stock (b)	41	41	35
Additional paid-in capital	22,096	21,978	20,606
Accumulated deficit	(22,894)	(22,640)	(22,025)
Accumulated other comprehensive income (loss)	(3,201)	(3,249)	(3,350)

Total shareowners’ deficit	(3,958)	(3,870)	(4,734)

Total liabilities, redeemable convertible preferred stock and shareowners’ deficit	$16,936	$15,723	$17,791

(a)	$1.00 per share par value; 942.9 shares issued and outstanding as of June 30, 2003, 972.9 shares issued and outstanding as of March 31, 2003, and 1,710.5 shares issued and outstanding as of September 30, 2002; $1,000.00 per share redemption value.

(b)	$0.01 per share par value; 10,000.0 authorized shares; 4,143.8 issued and 4,142.5 outstanding as of June 30, 2003, 4,053.8 issued and 4,052.5 outstanding as of March 31, 2003, and 3,491.6 issued and 3,490.3 outstanding as of September 30, 2002.

Exhibit D

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; $ in millions)

	Three months ended			Nine months ended June 30,

	June 30, 2003	March 31, 2003	December 31, 2002	2003	2002

Operating Activities
Net loss	$(254)	$(351)	$(264)	$(869)	$(8,944)
Less: Income from discontinued operations	—	—	—	—	73

Loss from continuing operations	(254)	(351)	(264)	(869)	(9,017)
Adjustments to reconcile loss from continuing operations to net cash (used in) provided by operating activities, net of effects of dispositions of businesses:
Non-cash portion of business restructuring (reversals) charges	(6)	(142)	(31)	(179)	434
Impairment of goodwill	35	—	—	35	811
Depreciation and amortization	230	298	254	782	1,189
(Recovery of) provision for bad debt and customer financing	(32)	24	(91)	(99)	829
Deferred income taxes	—	—	—	—	5,285
Net pension and postretirement benefit credit	(181)	(173)	(134)	(488)	(719)
Gains on sales of businesses	(18)	(29)	—	(47)	(583)
Other adjustments for non-cash items	3	200	(71)	132	313
Changes in operating assets and liabilities:
(Increase) decrease in receivables	(53)	(108)	179	18	2,008
Decrease in inventories and contracts in process	308	89	116	513	1,870
Increase (decrease) in accounts payable	31	56	(191)	(104)	(592)
Changes in other operating assets and liabilities	(121)	(157)	(509)	(787)	(1,782)

Net cash (used in) provided by operating activities from continuing operations	(58)	(293)	(742)	(1,093)	46

Investing Activities
Capital expenditures	(38)	(33)	(155)	(226)	(312)
(Acquisitions) dispositions of businesses, net of cash	5	(23)	—	(18)	2,543
Maturities of short-term investments	644	97	200	941	(865)
Other investing activities	35	43	77	155	108

Net cash provided by investing activities from continuing operations	646	84	122	852	1,474

Financing Activities
Issuance of convertible senior debt	1,631	—	—	1,631	—
Issuance of company-obligated mandatorily redeemable preferred securities of subsidiary trust	—	—	—	—	1,750
Repayments of credit facilities	—	—	—	—	(1,000)
Net proceeds from (repayments of) other short-term borrowings	(64)	4	109	49	(45)
Payment of preferred dividends	—	—	—	—	(73)
Other financing activities	(47)	—	(1)	(48)	(3)

Net cash provided by financing activities from continuing operations	1,520	4	108	1,632	629
Effect of exchange rate changes on cash and cash equivalents	26	2	26	54	28

Net cash provided by (used in) continuing operations	2,134	(203)	(486)	1,445	2,177
Net cash used in discontinued operations	—	—	—	—	(11)

Net increase (decrease) in cash and cash equivalents	2,134	(203)	(486)	1,445	2,166
Cash and cash equivalents at beginning of period	2,205	2,408	2,894	2,894	2,390

Cash and cash equivalents at end of period	$4,339	$2,205	$2,408	$4,339	$4,556

Exhibit E

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SUMMARY FINANCIAL DATA
(Unaudited; $ in millions)

Summary of significant items impacting results

			Three months ended

			June 30,	March 31,	June 30,
			2003	2003	2002

Business restructuring (charges) reversals and asset impairments, net			$(14)	$142	$(834)
Impairment of goodwill			(35)	—	(811)
Amortization of acquired intangibles			(5)	(5)	(75)
Legal settlements			(33)	(415)	(162)
Business disposition reserve			10	42	—
Loss from discontinued operations			—	—	(27)
Impact of debt extinguishment and 8% convertible preferred stock and 7.75% convertible trust preferred securities shares retired in exchange for common shares
	Q3 03	Q2 03
Other inc (exp) - 7.75% securities	—	(98)
Conversion expense - 8% securities	(20)	(166)
Debt retirement	6	11

Impact (gross of tax impact)			(14)	(253)	—
Related tax impacts and other discrete tax items*			78	237	(5,310)

Total			$(13)	$(252)	$(7,219)

Per share impact			$(0.00)	$(0.06)	$(2.11)

     *     Includes a non-cash charge of $5,834 to provide a full valuation on remaining net deferred tax assets at June 30, 2002.

Customer Financing

	June 30, 2003

	Total Loans
	and Guarantees	Loans	Guarantees

Drawn commitments	$573	$416	$157
Available but not drawn	58	16	42
Not available	1	1	—

Total	$632	$433	$199

Reserves	$505

	March 31, 2003

	Total Loans
	and Guarantees	Loans	Guarantees

Drawn commitments	$586	$428	$158
Available but not drawn	57	16	41
Not available	1	1	—

Total	$644	$445	$199

Reserves	$513

	June 30, 2002

	Total Loans
	and Guarantees	Loans	Guarantees

Drawn commitments	$1,202	$967	$235
Available but not drawn	536	520	16
Not available	216	201	15

Total	$1,954	$1,688	$266

Reserves	$841

Exhibit E

LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SUMMARY FINANCIAL DATA
(Unaudited; $ in millions)

		Three months ended

		June 30,	March 31,	June 30,
		2003	2003	2002

Results by Segment*
Total Revenues	Integrated Network Solutions (INS)	$1,059	$1,035	$1,353
	Mobility Solutions (Mobility)	826	1,281	1,505
	Other	80	87	91

	Total revenues	$1,965	$2,403	$2,949

U.S. Revenues
	INS	$537	$566	$747
	Mobility	585	798	1,230
	Other	80	87	72

	Total revenues - U.S.	$1,202	$1,451	$2,049

Non-U.S. Revenues
	INS	$522	$469	$606
	Mobility	241	483	275
	Other	—	—	19

	Total revenues - Non-U.S.	$763	$952	$900

Operating Income (loss)
	INS	$(47)	$(86)	$(619)
	Mobility	(56)	214	200

	Total segment operating income(loss)	(103)	128	(419)
	Amortization of goodwill and other acquired intangibles	(5)	(5)	(75)
	Impairment of goodwill	(35)	—	(811)
	Business restructuring (charges) reversals, net	(14)	142	(834)
	Other	(112)	(245)	(163)

	Total operating(loss) income	$(269)	$20	$(2,302)

Products and Services Revenues
	Wireless	$624	$1,095	$1,197
	Voice networking	411	393	480
	Data & network management	246	232	274
	Optical networking	165	160	267
	Services	439	425	645
	Other	80	98	86

	Total revenues	$1,965	$2,403	$2,949

*	Segment information for comparative periods has been reclassified to conform to the current period’s presentation.